CONSULTING AGREEMENT

      This CONSULTING AGREEMENT ("Agreement") made and entered into as of the 14th day of September 2000, by and between 5th Avenue Channel Corp. (the "Corporation"), and Gerald C. Parker (the "Consultant").

1. APPOINTMENT OF CONSULTANT. The Corporation appoints the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the Corporation's business, including any other corporations hereafter formed or acquired by the Corporation to engage in any business.

2. BOARD OF DIRECTORS SUPERVISION. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board of Directors of the Corporation (the "Board") to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Consultant shall not require the prior approval of the Board to perform its duties under this Agreement. The Board has approved this agreement.

3. SERVICES OF CONSULTANT. Subject to any limitations imposed by applicable law or regulation, the Consultant shall render all of the management and consulting services to the Corporation described herein (the "Services"). Which services shall include advice and assistance concerning any and all aspects of the operations and planning of the Corporation as needed from time to time. These services shall include but not be limited to assisting the Corporation in its relations with accountants, and attorneys. The Consultant will also make reports to the Corporation as requested by the Board of Directors. The Consultant will use its best efforts to cause its employees and agents to give the Corporation the benefit of their special knowledge, skill and business expertise to the extent relevant to the Corporation's business and affairs. The Consultant shall make introductions to companies who are possible strategic partners, and assist the Corporation in developing strategic relationships with these companies. At present the Consultant has introduced the Corporation to ByeByeNOW, Inc. for possible consolidation of studio facilities and other matters, Digital2Me, Inc. for the opportunity of using Digital 2Me's technology for possibly offering the Corporation's video-based products on a pay-per view basis, New Millennium, Inc, and Fusion 5, Inc. The Consultant shall find, interview and assist the Corporation in hiring executives as the need for such executives arises. In addition, the consultant shall render advice and expertise in connection with any acquisitions or dispositions taken by the Corporation and shall from time to time bring to the attention of the Corporation acquisition opportunities as the Consultant deems appropriate in its sole discretion.

4. REIMBURSEMENT OF EXPENSES; INDEPENDENT CONTRACTOR. All obligations or expenses reasonably incurred by the Consultant in the performance of its duties under this Agreement, which are performed with the prior written or oral approval of the Corporation shall be for the account of, on behalf of, and at the expense of the Corporation. Provided that no such written or oral approval shall be required for reimbursement of any individual expense that is less than $500. The Consultant shall not be obligated to make any advance to or for the account of the Corporation without assurance that the necessary funds are held in accounts maintained by the Corporation; nor shall the Consultant be obligated to incur any liability or obligation for the account of the Corporation without assurance that the necessary funds for the discharge of such liability or obligation will be provided. The Corporation shall reimburse each such expense within 15 days of submission by the Consultant to the Corporation of a properly documented expense report. The Consultant shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Corporation and the Consultant; or (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Corporation or any other party; or (iii) to constitute the Consultant or any of its employees as employees, officers or agents of the Corporation. The Consultant shall not hold itself out or permit itself to be regarded (to the extent practical) as an employee, officer or agent of the Corporation and shall strictly avoid any act or omission that may reasonably lead to a contractual or tortuous claim against or liability to the Corporation.

5. OTHER ACTIVITIES OF CONSULTANT. The Corporation acknowledges and agrees that neither the Consultant nor any of the Consultant's employees, officers, directors, affiliates or associates shall be required to devote full time business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary to fulfill its obligations under this Agreement. The Corporation further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of managing and consulting businesses for the Consultant's own account and for the account of unaffiliated parties, and understands that the Consultant plans to continue to be engaged in such businesses (and other business or investment activities) during the term of the Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Corporation or any of its subsidiaries or to constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, the Consultant shall be required to bring only such business opportunities to the attention of the Corporation as the Consultant, in its sole discretion, deems appropriate.

6. COMPENSATION OF CONSULTANT. In consideration of Consultant's agreement to provide the management services described herein, the Corporation will pay to Consultant the following:

           a. 500,000 shares of the corporation's common stock for which S-8 registration will be made.
           b. Options to purchase 500,000 shares of the corporation's common stock at the strike price of $.50 per share.
           c. Options to purchase 500,000 shares of the corporation's common stock at a strike price of $1.00 per share.
           d. Options to purchase 500,000 shares of the corporation's common stock at a strike price of $1.50 per share.

      These options shall vest immediately. These options shall expire 3 years from the date of this agreement, unless, by November 14, 2000, the Corporation's Common Stock has not had a bid price of at least $1.00 per share for a minimum of 10 consecutive trading days, (The NASDAQ Requirement). In the event the NASDAQ Requirement has not been met, either party has the right to cancel the options by November 24, 2000, and in such an event Consultant shall be entitled to receive a fee of one thousand ($1,000) dollars for each business day that it can establish that it provided services to the Corporation. The shares issued pursuant to the options shall have "piggyback" demand registration rights. "Piggyback" demand registration rights entitle Consultant to have shares registered with the next filing of the registration statement by the Corporation.

7. TERM. This Agreement shall commence as of the date hereof and shall remain in effect through December 31, 2002 unless either party exercises its right to cancel the options for failure to meet the NASDAQ Requirement. In that event this Agreement is immediately terminated and, other than as provided in the Convertible Debenture and paragraph 6 in this Agreement, the parties shall have no claims against each other.

8. TERMINATION UPON BREACH. Either the Corporation or the Consultant may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after written notice of the same is given to the party alleged to be in breach by the other party.

9. STANDARD OF CARE. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any damages suffered by the Corporation which are caused by any mistake of fact, errors of judgment, or by any acts or omissions of any kind of the Consultant, unless caused by the intentional misconduct, recklessness or gross negligence of the Consultant.

10. CONFIDENTIALITY. All information, knowledge and data relating to or concerned with the operations, business and affairs of the Consultant or the Corporation which are exchanged by the parties hereto in connection with the performance by the Consultant of its duties hereunder shall be the property of the Corporation. The information, knowledge and data shall be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. Neither the Consultant nor the Corporation shall disclose or divulge such information to any firm, person, corporation, or other entity other than as required by law or in connection with the performance of its duties hereunder.

11. NON-COMPETITION. During the "Restricted Period" (as hereinafter defined), the Consultant agrees not to (and shall cause each of its employees and Affiliates not to) directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of an company or person, engage in (or have a pecuniary, financial or beneficial interest in) the business of the Corporation. The Consultant further agrees that, during the Restricted Period, the Consultant shall not in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following:
      (a) employ or seek to employ any person or agent who is then employed or retained by the Corporation (or who was so employed or retained at any time within the two (2) years prior to the date either Consultant employs or seeks to employ such person); and (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venture, investor, consultant, agent, lesser, supplier, customer or any other person which has a business relationship with the Corporation or any subsidiary, at any time during the Restricted Period, to discontinue or reduce or modify the extent of such relationship with the Corporation. The Restricted Period shall mean one year after the date of termination of this Agreement.

12. INDEMNIFICATION OF CONSULTANT. The Corporation hereby agrees to indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees, and agents, ("Indemnified Parties") to the fullest extent permitted by law for actions of the Corporation set forth in Schedule B. The Corporation further agrees to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorney's fees and expenses) subject to an undertaking from such Indemnified Party to repay the Corporation if such party is determined not to be entitled to such indemnity.

13. INDEMNIFICATION OF THE CORPORATION The Consultant hereby agrees to indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees, and agents, ("Indemnified Corporate Parties") to the fullest extent permitted by law for actions of the Consultant set forth in Schedule B. The Corporation further agrees to reimburse the Indemnified Corporate Parties on a monthly basis for any cost of defending any action or investigation (including attorney's fees and expenses) subject to an undertaking from such Indemnified Party to repay the Company if such party is determined not to be entitled to such indemnity.

14. ASSIGNMENT. Without the consent of the Consultant, the Corporation shall not assign, transfer or convey any of its rights, duties or interest under this Agreement; nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Consultant shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that the Consultant may transfer its rights and obligations hereunder to one if its affiliates, or to an assignee who utilizes the services of employees of the Consultant.

15. NOTICES. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

           If to the Corporation:   Melvin Rosen
                                    President
                                    5th Avenue Channel Corporation
                                    3957 NE 163RD St
                                    North Miami, Fl 33160

                                    If to the Consultant:
                                    Gerald C. Parker
                                    7820 South Holiday Drive
                                    Sarasota, Fl 34321


      Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

16. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall be valid and be enforced to the fullest extent permitted by law.

17. NO WAIVER. The failure by any party to exercise any right, remedy or elections herein contained, or permitted by law, shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parities hereto with respect to the matters herein contained and any change or modification must be in writing and signed by the party against whom enforcement of the change or modification is sought.

19. GOVERNING LAWS This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


      IN WITNESS WHEREOF, if the parties hereto have caused this Consulting Agreement to be duly executed by their authorized representatives as of the date first above written.

      5TH Avenue Channel Corporation           Gerald C. Parker

      /s/ MELVIN ROSEN                         /s/ GERALD C. PARKER
      ---------------------------------        -----------------------
      Melvin Rosen, CEO/President

                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT ("Agreement") made and entered into as of the 14th day of September 2000, by and between 5th Avenue Channel Corp. (the "Corporation"), and Andrew M. Badolato (the "Consultant").

1. APPOINTMENT OF CONSULTANT. The Corporation appoints the Consultant and the Consultant accepts appointment on the terms and conditions provided in this Agreement as a consultant to the Corporation's business, including any other corporations hereafter formed or acquired by the Corporation to engage in any business.

2. BOARD OF DIRECTORS SUPERVISION. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Board of Directors of the Corporation (the "Board") to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Consultant shall not require the prior approval of the Board to perform its duties under this Agreement. The Board has approved this agreement.

3. SERVICES OF CONSULTANT. Subject to any limitations imposed by applicable law or regulation, the Consultant shall render all of the management and consulting services to the Corporation described herein (the "Services"). Which services shall include advice and assistance concerning any and all aspects of the operations and planning of the Corporation as needed from time to time. These services shall include but not be limited to assisting the Corporation in its relations with accountants, and attorneys. The Consultant will also make reports to the Corporation as requested by the Board of Directors. The Consultant will use its best efforts to cause its employees and agents to give the Corporation the benefit of their special knowledge, skill and business expertise to the extent relevant to the Corporation's business and affairs. The Consultant shall make introductions to companies who are possible strategic partners, and assist the Corporation in developing strategic relationships with these companies. At present the Consultant has introduced the Corporation to ByeByeNOW, Inc. for possible consolidation of studio facilities and other matters, Digital2Me, Inc. for the opportunity of using Digital 2Me's technology for possibly offering the Corporation's video-based products on a pay-per view basis, New Millennium, Inc, and Fusion 5, Inc. The Consultant shall find, interview and assist the Corporation in hiring executives as the need for such executives arises. In addition, the consultant shall render advice and expertise in connection with any acquisitions or dispositions taken by the Corporation and shall from time to time bring to the attention of the Corporation acquisition opportunities as the Consultant deems appropriate in its sole discretion.

4. REIMBURSEMENT OF EXPENSES; INDEPENDENT CONTRACTOR. All obligations or expenses reasonably incurred by the Consultant in the performance of its duties under this Agreement, which are performed with the prior written or oral approval of the Corporation shall be for the account of, on behalf of, and at the expense of the Corporation. Provided that no such written or oral approval shall be required for reimbursement of any individual expense that is less than $500. The Consultant shall not be obligated to make any advance to or for the account of the Corporation without assurance that the necessary funds are held in accounts maintained by the Corporation; nor shall the Consultant be obligated to incur any liability or obligation for the account of the Corporation without assurance that the necessary funds for the discharge of such liability or obligation will be provided. The Corporation shall reimburse each such expense within 15 days of submission by the Consultant to the Corporation of a properly documented expense report. The Consultant shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Corporation and the Consultant; or (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Corporation or any other party; or (iii) to constitute the Consultant or any of its employees as employees, officers or agents of the Corporation. The Consultant shall not hold itself out or permit itself to be regarded (to the extent practical) as an employee, officer or agent of the Corporation and shall strictly avoid any act or omission that may reasonably lead to a contractual or tortuous claim against or liability to the Corporation.

5. OTHER ACTIVITIES OF CONSULTANT. The Corporation acknowledges and agrees that neither the Consultant nor any of the Consultant's employees, officers, directors, affiliates or associates shall be required to devote full time business efforts to the duties of the Consultant specified in this Agreement, but instead shall devote only so much of such time and efforts as the Consultant reasonably deems necessary to fulfill its obligations under this Agreement. The Corporation further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of managing and consulting businesses for the Consultant's own account and for the account of unaffiliated parties, and understands that the Consultant plans to continue to be engaged in such businesses (and other business or investment activities) during the term of the Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Corporation or any of its subsidiaries or to constitute a conflict of interest. Furthermore, notwithstanding anything herein to the contrary, the Consultant shall be required to bring only such business opportunities to the attention of the Corporation as the Consultant, in its sole discretion, deems appropriate.

6. COMPENSATION OF CONSULTANT. In consideration of Consultant's agreement to provide the management services described herein, the Corporation will pay to Consultant the following:

           a. 500,000 shares of the corporation's common stock for which S-8 registration will be made.
           b. Options to purchase 500,000 shares of the corporation's common stock at the strike price of $.50 per share.
           c. Options to purchase 500,000 shares of the corporation's common stock at a strike price of $1.00 per share.
           d. Options to purchase 500,000 shares of the corporation's common stock at a strike price of $1.50 per share.

      These options shall vest immediately. These options shall expire 3 years from the date of this agreement, unless, by November 14, 2000, the Corporation's Common Stock has not had a bid price of at least $1.00 per share for a minimum of 10 consecutive trading days, (The NASDAQ Requirement). In the event the NASDAQ Requirement has not been met, either party has the right to cancel the options by November 24, 2000, and in such an event Consultant shall be entitled to receive a fee of one thousand ($1,000) dollars for each business day that it can establish that it provided services to the Corporation. The shares issued pursuant to the options shall have "piggyback" demand registration rights. "Piggyback" demand registration rights entitle Consultant to have shares registered with the next filing of the registration statement by the Corporation.

7. TERM. This Agreement shall commence as of the date hereof and shall remain in effect through December 31, 2002 unless either party exercises its right to cancel the options for failure to meet the NASDAQ Requirement. In that event this Agreement is immediately terminated and, other than as provided in the Convertible Debenture and paragraph 6 in this Agreement, the parties shall have no claims against each other.

8. TERMINATION UPON BREACH. Either the Corporation or the Consultant may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after written notice of the same is given to the party alleged to be in breach by the other party.

9. STANDARD OF CARE. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any damages suffered by the Corporation which are caused by any mistake of fact, errors of judgment, or by any acts or omissions of any kind of the Consultant, unless caused by the intentional misconduct, recklessness or gross negligence of the Consultant.

10. CONFIDENTIALITY. All information, knowledge and data relating to or concerned with the operations, business and affairs of the Consultant or the Corporation which are exchanged by the parties hereto in connection with the performance by the Consultant of its duties hereunder shall be the property of the Corporation. The information, knowledge and data shall be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. Neither the Consultant nor the Corporation shall disclose or divulge such information to any firm, person, corporation, or other entity other than as required by law or in connection with the performance of its duties hereunder.

11. NON-COMPETITION. During the "Restricted Period" (as hereinafter defined), the Consultant agrees not to (and shall cause each of its employees and Affiliates not to) directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of an company or person, engage in (or have a pecuniary, financial or beneficial interest in) the business of the Corporation. The Consultant further agrees that, during the Restricted Period, the Consultant shall not in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following:
      (a) employ or seek to employ any person or agent who is then employed or retained by the Corporation (or who was so employed or retained at any time within the two (2) years prior to the date either Consultant employs or seeks to employ such person); and (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venture, investor, consultant, agent, lesser, supplier, customer or any other person which has a business relationship with the Corporation or any subsidiary, at any time during the Restricted Period, to discontinue or reduce or modify the extent of such relationship with the Corporation. The Restricted Period shall mean one year after the date of termination of this Agreement.

12. INDEMNIFICATION OF CONSULTANT. The Corporation hereby agrees to indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees, and agents, ("Indemnified Parties") to the fullest extent permitted by law for actions of the Corporation set forth in Schedule B. The Corporation further agrees to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorney's fees and expenses) subject to an undertaking from such Indemnified Party to repay the Corporation if such party is determined not to be entitled to such indemnity.

13. INDEMNIFICATION OF THE CORPORATION The Consultant hereby agrees to indemnify and hold harmless the Consultant and its present and future officers, directors, affiliates, employees, and agents, ("Indemnified Corporate Parties") to the fullest extent permitted by law for actions of the Consultant set forth in Schedule B. The Corporation further agrees to reimburse the Indemnified Corporate Parties on a monthly basis for any cost of defending any action or investigation (including attorney's fees and expenses) subject to an undertaking from such Indemnified Party to repay the Company if such party is determined not to be entitled to such indemnity.

14. ASSIGNMENT. Without the consent of the Consultant, the Corporation shall not assign, transfer or convey any of its rights, duties or interest under this Agreement; nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Consultant shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement, except that the Consultant may transfer its rights and obligations hereunder to one if its affiliates, or to an assignee who utilizes the services of employees of the Consultant.

15. NOTICES. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

           If to the Corporation:   Melvin Rosen
                                    President
                                    5th Avenue Channel Corporation
                                    3957 NE 163RD St
                                    North Miami, Fl 33160

                                    If to the Consultant:
                                    Andrew M. Badolato
                                    7820 South Holiday Drive
                                    Sarasota, Fl  34321


      Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

16. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall be valid and be enforced to the fullest extent permitted by law.

17. NO WAIVER. The failure by any party to exercise any right, remedy or elections herein contained, or permitted by law, shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

18. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parities hereto with respect to the matters herein contained and any change or modification must be in writing and signed by the party against whom enforcement of the change or modification is sought.

19. GOVERNING LAWS This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


      IN WITNESS WHEREOF, if the parties hereto have caused this Consulting Agreement to be duly executed by their authorized representatives as of the date first above written.

      5TH Avenue Channel Corporation           Andrew M. Badolato

      /s/ MELVIN ROSEN                         /s/ ANDREW M. BADOLATO
      ------------------------------           -----------------------
      Melvin Rosen, CEO/President

                         MINUTES OF A SPECIAL MEETING OF

                            THE BOARD OF DIRECTORS OF

                          5TH AVENUE CHANNEL, CORP.

      A special meeting (the "meeting") of the Board of Directors of 5th Avenue Channel Corporation ("Company") was held at the offices of the Company located at 3957 NE 163rd Street, North Miami Beach, Florida 33160 on September 22, 2000.

      Notice of a Special Meeting was given in accordance with the terms of the bylaws to all Directors. The following directors were present during the teleconference:

      Mel Rosen - Chairman of the Board - CEO/President       Present
      Eric Lefkowitz - Vice President/Director                Present
      Dennis Devlin - Director - via teleconference           Present
      Nick Van Der Linden - Director                          Absent

      These directors constituted a majority of all the members of the Board of Directors.

      Also present by invitation were:

      Aurelio Alonso - Chief Financial Officer                Present
      Tonia Troutwine - Administrator of Legal Affairs        Present

      Mel Rosen was designated Chairman of the Meeting and Eric Lefkowitz Secretary.

      The Secretary introduced each person present at the meeting and reviewed the Agenda items. A copy of the Agenda and documents relating to the Agenda items were previously distributed to each director. The Secretary then proceeded with the discussion of the Agenda items.

      The Secretary then stated that the first order of business was the issue of the consulting agreements with Gerry Parker and Andrew Badolato to assist and give advice in all aspects of the operations and planning of the Corporation. Discussions followed.

      Upon motions duly made, seconded and unanimously carried by the Directors of the Company, it was

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that the consulting agreements with Gerald Parker and Andrew Badolato be ratified, adopted and approved.

      The Secretary then stated that the next order of business was the issue of compliance with NASDAQ requirements to maintain listed status. Discussions followed.

      Upon motions duly made, seconded and unanimously carried by the Directors of the Company, it was

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that Mel convert his shares of debt into equity for the company, as long as it is in compliance with any Florida, Federal or SEC regulations, in order to meet the NASDAQ requirements and remain listed be ratified, adopted and approved.

      The Secretary then stated the next order of business was the issue of Officer and Director contributions and repayment from the company for such contributions made in the form of loans to the company. Discussions followed.

      Upon motions duly made, seconded and unanimously carried by the disinterested Directors of the Company, it was

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that Mel has committed over 3.5million dollars to the company and should be repaid for interest, back pay, personal guarantee, funding and fundraising efforts be ratified, adopted and approved.

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that Eric has committed monies to the company and should be repaid for interest, back pay, personal guarantee, funding, fundraising efforts, additional compensation and dilution of IBC shares by issuing restricted shares and converting debt owed to Eric from the company into shares be ratified, adopted and approved.

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that Dennis Devlin be repaid for expenses and work as a Director be ratified, adopted and approved.

      The Secretary then stated the next order of business was the issue of the loan from shareholder Sissel Klurman. Discussions followed.

      Upon motions duly made, seconded and unanimously carried by the disinterested Directors of the Company, it was

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that the terms of the loan granted to 5th Avenue Channel Corp. be ratified adopted and approved.

      The Secretary then stated the next order of business was the issue of the Employee Stock Option Plan. Discussions followed.

      Upon motions duly made, seconded and unanimously carried by the disinterested Directors of the Company, it was

      RESOLVED, that the Board of Directors hereby ratifies, adopts and approves that the Employee Stock Option Plan be ratified, adopted and approved.

      There being no further business to come before said meeting, upon motion duly made, seconded and unanimously carried, the meeting was adjourned.

                                     /s/ ERIC LEFKOWITZ
                                    -----------------------------
                                    Secretary